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                                Exhibit (d)(2)
                                --------------

                               NETPLIANCE, INC.
                          RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT (this "Agreement"), effective as of ____________, 2001, is made and entered into by and between Netpliance, Inc., a Delaware corporation (the "Company"), and ___________________ (the "Grantee").

                             W I T N E S S E T H:

     WHEREAS, the Company has implemented the Netpliance Amended and Restated 1999 Stock Option and Restricted Stock Plan (the "Plan"), which was adopted by the Company's Board of Directors (the "Board") and approved by the Company's stockholders, and which provides for the grant of shares of Common Stock, $.01 par value, of the Company (the "Common Stock") to certain selected officers, key employees, directors and consultants of the Company or its subsidiaries;

     WHEREAS, the committee appointed by the Board to administer the Plan (the "Committee") has selected the Grantee to participate in the Plan and has awarded the restricted stock described in this Agreement (the "Restricted Stock") to the Grantee;

     WHEREAS, the restricted stock provided for under the Plan are intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; and

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Restricted Stock.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, and as an inducement to the Grantee to continue in the employment or service to the Company or its subsidiaries and to promote the success of the business of the Company and its subsidiaries, the parties hereby agree as follows:

     1.   Grant of Restricted Stock. The Company hereby grants to the Grantee,
          -------------------------
upon the terms and subject to the conditions, limitations and restrictions set forth in the Plan and in this Agreement, ____________ shares of Common Stock (the "Shares"), effective as of the date of this Agreement (the "Date of Grant"). The Grantee hereby accepts the Shares from the Company.

     2.   Vesting. Except as otherwise provided for by the Plan or otherwise
          -------
herein, the Shares shall vest ratably in three (3) equal annual increments commencing on the first anniversary of the Date of Grant.

     Notwithstanding the foregoing, in the event of a Change of Control (as defined below), to the extent the Shares are not then fully vested, one-third of the Shares shall immediately vest and become nonforfeitable. Subsequent to any Change of Control, the Shares shall continue to vest in thirds of the Shares originally subject to this Agreement on each anniversary of the Date of

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Grant until fully vested. For purposes hereof, "Change of Control" means the occurrence of any of the following events, as a result of one transaction or a series of transactions: (a) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding the Company, its affiliates and any qualified or non-qualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; (b) individuals who constitute a majority of the Board of Directors of the Company immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election; (c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 50% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of the Company; (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity; or (e) a dissolution or liquidation of the Company or a partial liquidation involving 50% or more of the assets of the Company.

     3.   Forfeiture of Shares. Upon termination of the Grantee's employment,
          --------------------
directorship or consulting relationship with the Company or its subsidiaries for any reason, any Shares that have not vested will be immediately forfeited, without any further action by the Company. Notwithstanding the immediately preceding sentence, (i) if the Grantee is terminated for dishonesty or other acts detrimental to the interests of the Company or its subsidiaries or (ii) if the Grantee competes with the Company or its subsidiaries or solicits the Company's or its subsidiaries' employees to leave the employ of the Company during the Grantee's employment or service with the Company or within the 18 month period after the Grantee is terminated, the Committee may, by written notice to the Grantee, immediately cause the forfeiture of all of the Shares, whether vested or not. Shares that are forfeited must be immediately transferred to the Company without any payment by the Company; the Company will have the full right to cancel certificates evidencing such forfeited Shares automatically upon such forfeiture, whether or not such certificates have been surrendered to the Company. Following such forfeiture, the Grantee will have no further rights with respect to such forfeited Shares. The right of the Grantee to receive any benefits from the Company or its subsidiaries after termination of employment or service to the Company or its subsidiaries by reason of employment contract, severance arrangement or otherwise shall not affect the determination that the Grantee's employment or service has been terminated with the Company or its subsidiaries for purposes of this Agreement.

     4.   Election Under Section 83(b).  The Grantee understands that, under
          ----------------------------
Section 83 of the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder (the "Code"), the difference between the purchase price paid for the Shares and their fair market value at the time any forfeiture restrictions applicable to such Shares lapse may be reportable as ordinary income at that time. The Grantee understands that the Grantee should consult with the Grantee's tax advisor regarding the advisability of filing with the Internal Revenue Service an election under Section 83(b) of the Code. A blank Section 83(b) election is attached to this Agreement. This election must be filed no later than 30 days after the date of this Agreement. Shares are nontransferable and subject to a substantial risk of forfeiture if they are unvested and are subject to forfeiture if the Grantee's employment or service with the Company or its

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subsidiaries terminates. The Grantee acknowledges that the Grantee has been advised to consult with a tax advisor prior to the grant of the Shares regarding the tax consequences to the Grantee of the receipt of the Shares. AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE OF THIS AGREEMENT. THE GRANTEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS THE GRANTEE'S SOLE RESPONSIBILITY, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

     5.   Tax Withholding.  Any provision of this Agreement to the contrary
          ---------------
notwithstanding, the Company may take such steps as it deems necessary or desirable for the withholding of any taxes that it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with the grant or vesting of any of the Shares subject hereto.

     6.   Transfer of Shares. The Grantee shall not, directly or indirectly,
          ------------------
sell, transfer, pledge, encumber or hypothecate ("Transfer") any unvested Shares. Any such Transfer will be void and no force or effect, and will result in the immediate forfeiture of all Shares, whether vested or not. The Company may elect to hold any certificates representing the Shares until after the Shares have vested. Once the Shares vest, upon the request of the Grantee, the Company will deliver to the Grantee a stock certificate representing the Shares that have vested. If a certificate representing Shares has been issued, the certificate will be affixed with a legend setting forth the restrictions applicable to the Transfer of such Shares. The Shares will not be liable for or subject to, in whole or in part, the debts, contracts, liabilities or torts of the Grantee, nor shall they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

     7.   Certain Legal Restrictions. The Company shall have no obligation to
          --------------------------
the Grantee, express or implied, to list, register or otherwise qualify any of the Shares. The Shares may not be transferred except in accordance with applicable federal or state securities laws. At the Company's option, the certificate evidencing Shares issued to the Grantee may be legended as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

     8.   Plan Incorporated. The Grantee accepts the Shares subject to all the
          -----------------
provisions of the Plan, which are incorporated into this Agreement, including the provisions that authorize the Committee to administer and interpret the Plan and which provide that the Committee's decisions, determinations and interpretations with respect to the Plan are final and conclusive on all persons affected thereby. Except as otherwise set forth in this Agreement, terms defined in the Plan have the same meanings herein.

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     9.   Miscellaneous.
          -------------

          (a) Nothing contained in this Agreement shall affect the right of the Company to terminate the Grantee's employment or service to the Company at any time, with or without cause, or shall be deemed to create any rights to employment or continuance as a director or consultant of the Company on the part of the Grantee.

          (b) The rights and obligations arising under this Agreement are not intended to and do not affect the employment relationship or other relationship that otherwise exists between the Company and the Grantee, whether such relationship is at will or defined by an employment contract, or otherwise. Moreover, this Agreement is not intended to and does not amend any existing employment or consulting contract between the Company and the Grantee.

          (c) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice to be given to the Company under the terms of this Agreement or any delivery of the Shares to the Company shall be addressed to the Company at its principal executive offices, and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath his or her signature hereto, or at such other address for a party as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the party who is to receive it at the above specified address.

          (d) Subject to the limitations in this Agreement on the transferability by the Grantee of the Shares, this Agreement shall be binding upon and inure to the benefit of the representatives, executors, successors or beneficiaries of the parties hereto.

          (e) THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES, AS APPLICABLE, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          (f) If any provision of this Agreement is declared or found to be illegal, unenforceable or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

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          (g)  All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement.

          (h) The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

          (i) This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          (j) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

          (k) This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

          (l) At any time and from time to time the Committee may execute an instrument providing for modification of any outstanding shares of restricted stock, provided that no such modification, extension or renewal shall (i) impair the Shares in any respect without the consent of the holder of the Shares or (ii) conflict with the provisions of Rule 16b-3. Except as provided in the preceding sentence, no supplement, modification or amendment of this Agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

          (j) In addition to all other rights or remedies available at law or in equity, the Company shall be entitled to injunctive and other equitable relief to prevent or enjoin any violation of the provisions of this Agreement.

          (k) The Grantee's spouse joins this Agreement for the purpose of agreeing to and accepting the terms of this Agreement and to bind any community property interest he or she has or may have in the Shares, any vested portion or any unvested portion of the Shares and any other shares of Common Stock held by the Grantee.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             COMPANY:

                                             NETPLIANCE, INC.


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


                                             GRANTEE:

                                             ___________________________________

                                             Name:______________________________
                                             Address:___________________________
                                             ___________________________________
                                             ___________________________________


                                             GRANTEE'S SPOUSE:

                                             ___________________________________

                                             Name:______________________________

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                  Election to Include in Gross Income in Year
               of Transfer of Property Pursuant to Section 83(b)
                         of the Internal Revenue Code

The undersigned (the "Taxpayer") hereby makes an election pursuant to Section
                      --------
83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.   The name, address and taxpayer identification number of the Taxpayer are:

          ______________________
          ______________________
          ______________________

          Taxpayer I.D. No: _____________

2.   Description of property with respect to which the election is being made:

          i. ______ shares of the Common Stock, $.01 par value, of Netpliance, Inc. (the "Shares")

          ii. The Shares were transferred to the Taxpayer on May __, 2001. The taxable year to which this election relates is calendar year 2001.

          iii. Nature of Restrictions to which the Shares are subject: If the Taxpayer leaves the employment of Netpliance, Inc. (the "Company"), the unvested portion of the Shares are subject to
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                 forfeiture.

          iv. The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the Shares with respect to which this election is being made is $________ (the "Shares
                                                                      ------
                 FMV").
                 ---

          v. The consideration paid by the Taxpayer for the Shares is the surrender of options to purchase __________ shares of the Company's Common Stock, the value of which is equal to $0.00.

3. A copy of this statement has been furnished to all persons who are to receive such a copy in the manner required under Treas. Reg. (S) 1.83-2(d).

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Executed:  May ___, 2001.


                                            ____________________________________


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